UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 7, 2017

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia		23607
(Address of principal executive offices)		(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2017, upon the recommendation of the Governance and Policy Committee, the Board of Directors of Huntington Ingalls Industries, Inc. (the “Company”) elected Philip M. Bilden as a member of the Board of Directors, effective immediately, with a term expiring at the 2018 annual meeting of stockholders. The Company’s Board of Directors has also appointed Mr. Bilden to serve on its Compensation Committee and Finance Committee, effective immediately.

Mr. Bilden retired in June 2016 as a co-founding member of the private equity firm HarbourVest Partners, a leading global private equity investment management firm with institutional assets under management in excess of $42 billion. He began his career in Boston in 1991 and relocated to Hong Kong in 1996 to establish the firm’s Asian subsidiary. Mr. Bilden was responsible for the firm’s investment strategy and execution, capital-raising and client service activities throughout the Asia Pacific region, managing personnel and partnerships in multiple countries and cultures. Throughout his 25-year tenure at HarbourVest Partners, he served in senior leadership roles in the firm’s global management, including the firm’s six-person executive committee responsible for governance.

Mr. Bilden currently serves on the Chief of Naval Operations Executive Panel; the Board of Directors of the United States Naval Academy Foundation; and the Board of Trustees and Executive Committee as Vice Chairman of the Naval War College Foundation. He is also serving as the inaugural Chairman of the Center for Cyber Conflict Studies Task Force at the Naval War College Foundation and serves on the Advisory Board of Contrast Capital Management, LLC.

Mr. Bilden was not elected pursuant to any arrangement or understanding between him and any other persons, and there are no prior relationships between Mr. Bilden and the Company or transactions with the Company in which Mr. Bilden had any material interest that are required to be disclosed under applicable disclosure requirements of the Securities and Exchange Commission.

Mr. Bilden will be entitled to receive compensation under the Company’s non-employee director compensation program, as described in the section titled “Director Compensation” in the Company’s Definitive Proxy Statement for its 2017 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 22, 2017. In addition, the Company and Mr. Bilden will enter into the Company’s standard form of indemnification agreement. The Company will agree to indemnify Mr. Bilden against liability, subject to certain limitations, arising out of his performance of his duties to the Company. In addition, the Company will agree, subject to certain limitations, to advance expenses Mr. Bilden may incur as a result of any proceeding against him as to which he would be entitled to indemnity.

A copy of the Company’s press release announcing Mr. Bilden’s election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1	Press release dated November 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: November 13, 2017	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President, Associate General Counsel and Secretary